UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2009 (October 2, 2009)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On October 2, 2009, Protective Life Corporation (the “Company”) entered into a First Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, Protective Life Insurance Company (“PLICO” and, together with the Company, the “Borrowers”), the lenders party thereto and Regions Bank, as Administrative Agent.  The Amendment excludes from the Credit Agreement’s definition of “Indebtedness” the sale and issuance by the Company of up to $800 million of senior notes during the fourth quarter of 2009, the proceeds of which will be used to purchase surplus notes or other obligations of the Company’s subsidiaries (“Capital Market Notes”) in connection with the funding of statutory reserves and any subsequent reserve financing transaction for which the Borrowers will receive approval from the Required Lenders (as defined in the Credit Agreement) to exclude from the definition of “Indebtedness.”  The Amendment removes the exclusion from the definition of “Indebtedness” for obligations issued in connection with the funding of statutory reserves that the Rating Agencies (as defined in the Credit Agreement) recognize as operating rather than financial leverage in their calculation of the Borrowers’ financial ratios.  The Amendment also provides that interest and principal on Capital Market Notes purchased with the proceeds of the Company’s senior notes which have been excluded from the definition of “Indebtedness” shall be excluded from the definition of “Unconsolidated Cash Inflow Available for Interest Expense.”

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1

First Amendment to the Second Amended and Restated Credit Agreement, dated as of October 2, 2009, among Protective Life Corporation, Protective Life Insurance Company, the lenders party thereto and Regions Bank, as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
/s/ Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated:  October 6, 2009

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1

First Amendment to the Second Amended and Restated Credit Agreement, dated as of October 2, 2009, among Protective Life Corporation, Protective Life Insurance Company, the lenders party thereto and Regions Bank, as Administrative Agent